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  As filed with the Securities and Exchange Commission on May 23, 2003
                                             Registration No. 333-24757
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                   SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                     FORM S-3 REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                         Nordstrom Credit, Inc.
           __________________________________________________
           (Exact name of registrant as specified in charter)

                   Colorado                       91-1181301
       _______________________________        __________________
       (State or other jurisdiction of         (IRS Employer
        incorporation or organization         Identification No.)


        13531 East Caley                         Mindy Harris
    Englewood, Colorado 80111                  13531 East Caley
        (303) 397-4700                     Englewood, Colorado 80111
                                                (303) 397-4700
______________________________________  _______________________________
  (Address, including zip code and         (Name, address, including
telephone number, including area code,       zip code and telephone
       of registrant's principal             number, including area
          executive offices)                   code, of agent for
                                                     service)
                         ______________________
                              Copies to:
                            Michael E. Morgan
                    Lane Powell Spears Lubersky LLP
                      1420 Fifth Avenue, Suite 4100
                     Seattle, Washington 98101-2338
                         ______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______
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If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

              ____________________________________________
              ____________________________________________

Pursuant to the Registrant's undertaking in paragraph (3) of Item 17 of this Registration Statement (No. 333-24757) Registrant hereby amends this Registration Statement to remove from registration $157,650,000 in debt securities that were registered pursuant to this Registration Statement but which remained unsold at the termination of the offering.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 23rd day of May 2003.

                                    NORDSTROM CREDIT, INC.


                                    By: /s/ Michael G. Koppel
                                        -----------------------------
                                                    Michael G. Koppel
                                         Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed on May 23, 2003, by the following persons in the capacities indicated.


/s/ Kevin T. Knight
--------------------------------
                 Kevin T. Knight
          Director and President
   (Principal Executive Officer)


/s/ Michael G. Koppel
--------------------------------
               Michael G. Koppel
             Vice President and
                       Treasurer
       (Principal Accounting and
              Financial Officer)



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/s/ Blake W. Nordstrom
--------------------------------
              Blake W. Nordstrom
                        Director


/s/ Marc A. Anacker
--------------------------------
                 Marc A. Anacker
                        Director





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